UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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DIRTT ENVIRONMENTAL SOLUTIONS LTD.
(Name of Registrant as Specified in Its Charter)

22NW FUND, LP

22NW, LP

22NW FUND GP, LLC

22NW GP, INC.

ARON R. ENGLISH

RYAN W. BRODERICK

BRYSON O. HIRAI-HADLEY

ALEXANDER B. JONES

CORY J. MITCHELL

DOUGLAS A. EDWARDS

MARY GARDEN

SCOTT L. ROBINSON

SCOTT C. RYAN

KENNETH D. SANDERS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), together with the other participants named herein (collectively, “22NW”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the annual and special meeting of shareholders of DIRTT Environmental Solutions Ltd., an Alberta corporation (the “Company”) scheduled to be held on Tuesday, April 26, 2022.

Item 1: On March 29, 2022, 22NW issued an investor presentation (the “Investor Presentation”), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2: On March 29, 2022, 22NW, in connection with the Investor Presentation, shared the Application Ruling issued by the staff of the Alberta Securities Commission (the “ASC”) in the matter of DIRTT Environmental Solutions Ltd., and the Securities Act, R.S.A. 2000, c. S-4, s. 179, 198, dated March 4, 2022 (the “Application Ruling”) and the Written Submissions of Staff issued by the Staff of the ASC in the matter of the Securities Act, RSA 20000, C S-4 and DIRTT Environmental Solutions Ltd. and 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC and 22NW GP, Inc.; Aron English; 726 BF LLC, 726 BC LLC; and Shawn Noll, dated March 1, 2022 (the “Staff Written Submissions,” together with the Application Ruling, the “ASC Documents”). Copies of the ASC Documents are attached hereto as Exhibit 99.2 and incorporated herein by reference.